EXHIBIT 1


                            Agreement of Joint Filing

      Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D and any future amendments thereto (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.


Date:  February 22, 2002


                              CRC, INC.


                              By: /s/ JOSHUA WURZBURGER
                                 --------------------------------
                                 Name:  Joshua Wurzburger
                                 Title: President



                                 /s/ JOSHUA WURZBURGER
                                ---------------------------------
                                JOSHUA WURZBURGER